                           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                 ON MAY 26, 2004

                                                       REGISTRATION NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                APTARGROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        36-3853103
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      475 WEST TERRA COTTA AVENUE, SUITE E
                          CRYSTAL LAKE, ILLINOIS 60014
                    (Address of principal executive offices)


                                APTARGROUP, INC.
                             2004 STOCK AWARDS PLAN

                                APTARGROUP, INC.
                         2004 DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)

                                                            Copy to:
              STEPHEN J. HAGGE                           GARY D. GERSTMAN
          EXECUTIVE VICE PRESIDENT,               SIDLEY AUSTIN BROWN & WOOD LLP
   CHIEF FINANCIAL OFFICER AND SECRETARY                  BANK ONE PLAZA
   475 WEST TERRA COTTA AVENUE, SUITE E              CHICAGO, ILLINOIS 60603
      CRYSTAL LAKE, ILLINOIS 60014                      (312) 853-7000
             (815) 477-0424
   (NAME, ADDRESS AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES TO BE              AMOUNT TO BE          PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
             REGISTERED                       REGISTERED          OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
                                                                      SHARE                    PRICE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value              2,580,000 shares           $39.30 (1)              $101,394,000 (1)         $12,846.62
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights           2,580,000 (2)                  -- (2)                        -- (2)                 -- (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange on May 21, 2004.

(2) Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by AptarGroup, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003.

                  (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on April 5, 1993 under the Exchange Act, and the description of the associated preferred stock purchase rights (the "Rights"), which is contained in the Registration Statement on Form 8-A filed with the Commission on April 7, 2003 under the Exchange Act, including in each case any subsequent amendment or any report filed for the purpose of updating such descriptions.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or
(iv) transactions from which the director derives an improper personal benefit.

                  The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL, as amended from time to time. Under Article Thirteen of the Certificate of Incorporation, the Company may maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Thirteen of the Certificate of Incorporation.

                  Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

                  Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

                  The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9.  UNDERTAKINGS

                  (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on this 26th day of May, 2004.

                                           APTARGROUP, INC.


                                           By: /s/ Stephen J. Hagge
                                               ---------------------------------
                                               Stephen J. Hagge
                                               Executive Vice President,
                                               Chief Financial Officer and
                                               Secretary

                  KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Hagge and Ralph A. Poltermann, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of May, 2004.

/s/ King Harris                            Chairman of the Board and Director
----------------------------------
King Harris

/s/ Carl A. Siebel                         President and Chief Executive Officer
----------------------------------         and Director
Carl A. Siebel                             (Principal Executive Officer)

/s/ Peter Pfeiffer                         Vice Chairman of the Board
----------------------------------         and Director
Peter Pfeiffer

/s/ Stephen J. Hagge                       Executive Vice President, Chief
----------------------------------         Financial Officer, Secretary and
Stephen J. Hagge                           Director
                                           (Principal Accounting and Financial
                                           Officer)

/s/ Alain Chevassus                        Director
----------------------------------
Alain Chevassus

/s/ Rodney L. Goldstein                    Director
----------------------------------
Rodney L. Goldstein

/s/ Ralph Gruska                           Director
----------------------------------
Ralph Gruska

/s/ Leo A. Guthart                         Director
----------------------------------
Leo A. Guthart

/s/ Prof. Dr. Robert W. Hacker             Director
----------------------------------
Prof. Dr. Robert W. Hacker

/s/ Dr. Joanne C. Smith                    Director
----------------------------------
Dr. Joanne C. Smith

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number            Description of Exhibit
-------           ----------------------

4(a) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-11846).

4(b) Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-11846).

4(c) Rights Agreement dated as of April 7, 2003 between the Company and National City Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 1-11846).

4(d) Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company dated April 7, 2003 (incorporated by reference to Exhibit 2 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 1-11846).

4(e) AptarGroup, Inc. 2004 Stock Awards Plan (incorporated by reference to Appendix A to the Proxy Statement for the 2004 Annual Meeting of Stockholders filed under the Exchange Act, File No. 1-11846).

4(f) AptarGroup, Inc. 2004 Director Stock Option Plan (incorporated by reference to Appendix B to the Proxy Statement for the 2004 Annual Meeting of Stockholders filed under the Exchange Act, File No. 1-11846).

*5                Opinion of Sidley Austin Brown & Wood LLP

*23(a) Consent of Sidley Austin Brown & Wood LLP (included in its opinion filed as Exhibit 5).

*23(b)            Consent of PricewaterhouseCoopers LLP.

*24 Powers of Attorney (contained in the signature page to this Registration Statement).


--------------------------------
*  Filed herewith.